As filed with the Securities and Exchange Commission on July 29, 2005

Registration Statement No. 333-63100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	52-2314475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of Principal Executive Offices)	(Zip Code)

Rockwell Collins Retirement Savings Plan for Hourly Employees

(Full title of the plan)

GARY R. CHADICK, ESQ.

Senior Vice President, General Counsel and Secretary

Rockwell Collins, Inc.

400 Collins Road NE

Cedar Rapids, Iowa 52498

(Name and address of agent for service)

(319) 295-1000

(Telephone number, including area code, of agent for service)

Copy to:

PETER R. KOLYER, ESQ.

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, New York 10112

(212) 408-5100

WITHDRAWAL OF SECURITIES FROM REGISTRATION

On December 31, 2004, the Rockwell Collins Retirement Savings Plan for Hourly Employees was merged into the Rockwell Collins Retirement Savings Plan for Salaried Employees, which following the merger was renamed the Rockwell Collins Savings Plan. Rockwell Collins, Inc. by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-63100) withdraws from registration under the Securities Act of 1933, as amended, any remaining unsold interests in the Rockwell Collins Retirement Savings Plan for Hourly Employees.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Index to Exhibits.

24.1	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Rockwell Collins, Inc.’s Registration Statement on Form S-8 (Registration No. 333-63100), is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 29th day of July, 2005.

ROCKWELL COLLINS, INC.

By	/s/ Patrick E. Allen
(Patrick E. Allen, Senior Vice President and Chief Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 29th day of July, 2005 by the following persons in the capacities indicated:

Signature	Title
CLAYTON M. JONES*	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

DONALD R. BEALL*	Director

ANTHONY J. CARBONE*	Director

RICHARD J. FERRIS*	Director

JOSEPH F. TOOT, JR.*	Director

/s/ Patrick E. Allen Patrick E. Allen	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ David H. Brehm David H. Brehm	Vice President, Finance and Controller (principal accounting officer)

*By	/s/ Patrick E. Allen
(Patrick E. Allen, Attorney-in-fact)**

**	By authority of the powers of attorney filed as Exhibit 24.1 hereto.

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Pursuant to the requirements of the Securities Act of 1933, the Rockwell Collins Savings Plan, as successor to the Rockwell Collins Retirement Savings Plan for Hourly Employees, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 29th day of July, 2005.

ROCKWELL COLLINS SAVINGS PLAN, AS SUCCESSOR TO THE ROCKWELL COLLINS RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES

By	/s/ Patrick E. Allen
Patrick E. Allen, Member of the Employee Benefit Plan Committee

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EXHIBIT INDEX

Exhibit Number
24.1	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Rockwell Collins, Inc.’s Registration Statement on Form S-8 (Registration No. 333-63100), is incorporated herein by reference.

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